    As Filed With the Securities and Exchange Commission on August 30, 2001
                                                     Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                   ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                      SANTA BARBARA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      33-0403086
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


               3938 State Street, Santa Barbara, California 93105
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                   ---------

                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ---------

                               Hilary B. Burkemper
                               Corporate Secretary
                      Santa Barbara Restaurant Group, Inc.
               3938 State Street, Santa Barbara, California 93105
               --------------------------------------------------
                     (Name and address of agent for service)

                                 (805) 563-3644
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             C. Craig Carlson, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE
===============================================================================================
                                        Proposed Maximum    Proposed Maximum
Title of Securities    Amount To Be         Offering           Aggregate         Amount of
 To Be Registered     Registered(1)    Price Per Share(2)  Offering Price(2)  Registration Fee
===============================================================================================
   Common Stock,
  $.08 par value    750,000(3) shares         $3.09            $2,317,500         $579.375
===============================================================================================
      Totals:        750,000 shares                            $2,317,500         $579.375
===============================================================================================

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1998 Stock Incentive Plan (the "1998 Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock available for future grant under the 1998 Plan, registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on August 28, 2001, which was $3.09 per share.

(3) Additional shares issuable pursuant to the 1998 Plan. An aggregate of 2,000,000 shares of Common Stock available for issuance under the 1998 Plan were registered on Registration Statements on Form S-8 filed on March 2, 2001 (Registration No. 333-56462) and September 24, 1998 (Registration No. 333-64191).

                                     PART I

        In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for by Part I of Form S-8 will be sent or given to individuals who participate in the 1998 Stock Incentive Plan who have been granted stock options under such plan, and are not being filed with or included in this Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Santa Barbara Restaurant Group, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 28, 2000;

        (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended April 19, 2001 and July 12, 2001;

        (c)     The Company's Proxy Statement, filed on July 13, 2001; and

        (d) The description of the Company's common stock, par value $.08 per share (the "Common Stock"), contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The contents of the Registrant's Registration Statements on Form S-8 (Registration Nos. 333-56462 and 333-64191) are incorporated herein by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware Law.

        Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

        Number        Description
        ------        -----------
        4.1        1998 Stock Incentive Plan (incorporated by reference to exhibits
                   4.1.1 and 4.1, respectively, to the Registrant's Registration
                   Statements on Form S-8, Reg. No. 333-56462 and Reg. No.
                   333-64191).

        5.1        Opinion of Stradling Yocca Carlson & Rauth, a Professional
                   Corporation.

        23.1 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

        23.2       Consent of Stradling Yocca Carlson & Rauth, a Professional
                   Corporation (included in the Opinion filed as Exhibit 5.1).

        24.1       Power of Attorney (included on the signature page).

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on the 29th day of August, 2001.


                                     SANTA BARBARA RESTAURANT GROUP, INC.


                                     By: /s/ Ted Abajian
                                         ---------------------------------------
                                           Ted Abajian,
                                           President, Chief Executive Officer
                                           and Chief Financial Officer
                                           (Principal Executive, Financial and
                                           Accounting Officer)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Santa Barbara Restaurant Group do hereby make, constitute and appoint Ted Abajian and Hilary Burkemper, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                               Title                        Date
             ---------                               -----                        ----
      /s/ William P. Foley, II              Chairman of the Board and        August 29, 2001
------------------------------------                Director
        William P. Foley, II

                                           President, Chief Executive
             /s/ Ted Abajian                       Officer and               August 29, 2001
------------------------------------         Chief Financial Officer
             Ted Abajian                      (Principal Executive,
                                            Financial and Accounting
                                                    Officer)

             Signature                               Title                        Date
             ---------                               -----                        ----
        /s/ Andrew F. Puzder                        Director                 August 29, 2001
------------------------------------
          Andrew F. Puzder

          /s/ Frank P. Willey                       Director                 August 29, 2001
------------------------------------
           Frank P. Willey

                                                    Director                 _________ ___, 2001
------------------------------------
            Burt Sugarman

                                                    Director                 _________ ___, 2001
------------------------------------
           Charles Rolles

    /s/ Norman N. Habermann                         Director                  August 29, 2001
------------------------------------
         Norman N. Habermann

       /s/ Ronald B. Maggard                        Director                  August 29, 2001
------------------------------------
          Ronald B. Maggard

                                  EXHIBIT INDEX

 Number                       Description
 ------                       -----------
    4.1         1998 Stock Incentive Plan (incorporated by reference to exhibits
                4.1.1 and 4.1, respectively, to the Registrant's Registration
                Statements on Form S-8, Reg. No. 333-56462 and Reg. No.
                333-64191).

    5.1         Opinion of Stradling Yocca Carlson & Rauth, a Professional
                Corporation

    23.1 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

    23.2        Consent of Stradling Yocca Carlson & Rauth, a Professional
                Corporation (included in the Opinion filed as Exhibit 5.1).

    24.1        Power of Attorney (included on the signature page).